UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) : August 18, 2009
____________________

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 23, 2009, the United States Food and Drug Administration ("FDA") accepted for filing a New Drug Application ("NDA") which sought permission for Cary Pharmaceuticals Inc. ("Cary") and IntelGenx Corp. (the "Company") to market generic versions of the antidepressant CPI-300. The Company and Cary are jointly developing CPI-300 for commercialization pursuant to a collaborative agreement by and between the Company and Cary as amended on April 7, 2008. CPI-300 is a higher strength form of the anti-depressant Wellbutrin XL. In response to the filing of the NDA, Biovail Laboratories SLR ("Biovail"), the patent holder of Wellbutrin XL, filed a lawsuit in the U.S. District Court for the District of Delaware against Cary for patent infringement under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984, known as the "Hatch-Waxman Act," with respect to Biovail’s U.S. Patent No. 6,096,341. In Cary’s Paragraph IV certification set forth in the NDA, Cary contended that Biovail’s patents would not be infringed by CPI-300. Pursuant to the Hatch-Waxman Act, the filing of the patent infringement lawsuit against Cary by Biovail instituted an automatic stay of any FDA approval of the NDA until the earlier of a judgment, or January 3, 2012. The Biovail lawsuit seeks to prevent the manufacture, use, offer to sell or sale of CPI-300 in the United States during the life of the Biovail patent. The Company and Cary believe that CPI-300 does not infringe Biovail’s patent and will vigorously assert their rights.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits
Exhibit Number	Description

99.1	IntelGenx Corp. Comments on CPI-300 Patent Infringement Complaint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

By: /s/	Horst Zerbe
Horst G. Zerbe
Date: August 21, 2009	President and Chief Executive Officer